Exhibit 99.1

GlobalSCAPE, Inc. Announces Financial Results for the Second Quarter 2015

Revenue Increases 18 Percent Compared With Q2 2014

SAN ANTONIO — July 30, 2015 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced its financial results for the three and six months ended June 30, 2015.

Revenue for the second quarter of 2015 was $7.9 million, which is an increase of 18 percent when compared with revenue of $6.7 million for the second quarter of 2014. Revenue for the first six months of 2015 was $14.7 million compared with $12.4 million for the same period in 2014 which is an increase of 19 percent.

Deferred revenue, which can be an indicator of future revenue trends, was $13.6 million at June 30, 2015, compared with $12.1 million at June 30, 2014, or an increase of 12 percent.

For the second quarter of 2015, the Company had net income of $1.3 million compared with net income of $488,000 for the second quarter of 2014. Earnings per share was $0.06 for the second quarter of 2015 compared with $0.02 for the second quarter of 2014.

For the first six months of 2015, net income was $2.1 million compared with $1.0 million for the same period in 2014. Earnings per share for the first six months of 2015 was $0.10 compared with $0.05 for the same period in 2014.

Adjusted EBITDA Excluding Infrequent Items for the second quarter of 2015 was $2.1 million compared with $975,000 for the second quarter of 2014 and was $3.6 million for the first six months of 2015 compared with $1.9 million for the first six months of 2014.

The Company had cash, cash equivalents and long-term investments of $16.1 million at June 30, 2015. Other than liabilities for normal trade payables and taxes, the Company has no debt.

Supporting Quote:
James L. Bindseil, Globalscape’s President and Chief Executive Officer
“Our year to date results are another revenue record breaker for Globalscape. I’m proud to say that it’s due to the continued success of our major initiatives in sales, marketing, the channel, and product development. We are incredibly pleased to have achieved 19 percent year over year revenue growth so far in 2015, and we look forward to continuing to execute on the plans we have in place for the remainder of 2015.”

Globalscape Second Quarter 2015 Financial Statements

•	Financial Statements (PDF)

Conference Call July 30, 2015 at 4:30 p.m. ET
Globalscape management will hold a conference call on July 30, 2015, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the second quarter 2015. Those wanting to join may call 800-210-9006 or 719-457-2600 and use Conference ID # 1922589. A live webcast of the conference call will also be available on the Investor Relations page of the company's website at www.globalscape.com. A webcast replay will be made available on the company's website shortly after the call is completed.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 calendar year, filed with the Securities and Exchange Commission on March 30, 2015.

INVESTOR RELATIONS CONTACT
Contact: Jim Fanucchi
Phone Number: (408) 404-5400
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

GlobalSCAPE, Inc.
 Condensed Consolidated Balance Sheets
(in thousands except share amounts)
Unaudited

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$12,853	$11,358
Accounts receivable (net of allowance for doubtful accounts of $500 and $511 in 2015 and 2014, respectively)	4,681	5,938
Current deferred tax asset	406	402
Prepaid expenses	298	488
Total current assets	18,238	18,186

Fixed assets, net	569	616
Long term investments	3,217	3,185
Capitalized software development costs	3,860	3,298
Goodwill	12,712	12,712
Deferred tax asset	346	290
Other assets	95	100
Total assets	$39,037	$38,387

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$511	$1,111
Accrued expenses	1,298	1,590
Deferred revenue	10,360	11,411
Income taxes payable	307	2
Total current liabilities	12,476	14,114

Deferred revenue, non-current portion	3,197	3,393
Other long term liabilities	51	52
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 21,253,107 and 20,989,267 shares issued at June 30, 2015, and December 31, 2014, respectively	21	21
Additional paid-in capital	19,027	18,370
Treasury stock, 403,581 shares, at cost, at June 30, 2015 and December 31, 2014	(1,452)	(1,452)
Retained earnings	5,717	3,889
Total stockholders’ equity	23,313	20,828
Total liabilities and stockholders’ equity	$39,037	$38,387

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Operating Revenues:
Software licenses	$3,280	$2,583	$5,738	$4,495
Maintenance and support	4,093	3,813	8,127	7,392
Professional services	490	290	878	526
Total Revenues	7,863	6,686	14,743	12,413
Operating Expenses:
Cost of revenues	360	197	608	401
Selling, general and administrative	4,556	4,850	9,117	8,897
Research and development	657	689	1,187	1,215
Depreciation and amortization	394	177	682	318
Total operating expenses	5,967	5,913	11,594	10,831
Income from operations	1,896	773	3,149	1,582
Other income (expense), net	23	(27)	34	(48)
Income before income taxes	1,919	746	3,183	1,534
Income tax expense	594	258	1,043	511
Net income	$1,325	$488	$2,140	$1,023
Comprehensive income	$1,325	$488	$2,140	$1,023

Net income per common share -
Basic	$0.06	$0.02	$0.10	$0.05
Diluted	$0.06	$0.02	$0.10	$0.05

Weighted average shares outstanding:
Basic	20,804	20,071	20,726	18,473
Diluted	21,324	20,622	21,201	18,920

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2015	2014
Operating Activities:
Net income	$2,140	$1,023
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	127	240
Depreciation and amortization	682	318
Stock-based compensation	315	256
Deferred taxes	(60)	697
Excess tax benefit from share-based compensation	(35)	294

Subtotal before changes in operating assets and liabilities	3,169	2,828
Changes in operating assets and liabilities:
Accounts receivable	1,130	(2,099)
Prepaid expenses	190	(66)
Other assets	5	51
Deferred revenue	(1,247)	1,338
Accounts payable	(600)	342
Accrued expenses	(292)	793
Other long-term liabilities	(1)	(2)
Income tax receivable and payable	340	(551)

Net cash provided by operating activities	2,694	2,634
Investing Activities:
Software development costs capitalized	(1,107)	(1,284)
Purchase of property and equipment	(90)	(124)
Interest reinvested in long term investments	(32)	(32)

Net cash (used in) investing activities	(1,229)	(1,440)
Financing Activities:
Proceeds from exercise of stock options	307	2,026
Excess tax benefit from share-based compensation	35	(294)
Notes payable principal payments	-	(688)
Dividends paid	(312)	-

Net cash provided by financing activities	30	1,044

Net increase in cash	1,495	2,238
Cash at beginning of period	11,358	9,455

Cash at end of period	$12,853	$11,693

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$93
Income taxes	$696	$379

GlobalSCAPE, Inc.
Consolidated Statements of EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$1,325	$488	$2,140	$1,023
Add (subtract) items to determine adjusted EBITDA:
Income tax expense	594	258	1,043	511
Interest (income) expense, net	(23)	27	(34)	47
Depreciation and amortization:
Total depreciation and amortization	394	177	682	318
Amortization of capitalized software development costs	(327)	(105)	(545)	(173)
Stock-based compensation expense	167	130	315	256

Adjusted EBITDA	$2,130	$975	$3,601	$1,982